Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

H&E Equipment Services, Inc.

Baton Rouge, Louisiana

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-212802) of H&E Equipment Services, Inc. and subsidiaries of our reports dated February 21, 2019, relating to the consolidated financial statements, financial statement schedule and the effectiveness of H&E Equipment Services, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

February 21, 2019